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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports, AMB Property Corporation, dated January 27, 1998, AMB Contributed Properties, dated March 27, 1998, 1998 Acquired Properties, dated March 27, 1998, 1997 Acquired Properties, dated January 27, 1998, included in this Registration Statement on Form S-11 of AMB Property, L.P., AMB Property Corporation, AMB Property II, L.P. and Long Gate LLC on Form S-11, dated April 2, 1998.

                                            /s/ ARTHUR ANDERSEN LLP

April 1, 1998